STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of January 27, 2009, is entered into by and among **CSL ENERGY MASTER FUND, L.P.**, a Cayman Islands limited partnership (the "Purchaser") and **QUANTUM INFORMATION, INC.**, a Nevada corporation (the "Company").

WHEREAS, the Company is implementing a new business plan to enter into the business of acquiring and developing coal mining assets and desires to establish a strategic relationship with entities involved in the coal industry;

WHEREAS, the Purchaser is an investment fund that focuses on small to medium-sized energy companies;

WHEREAS, the Company wishes to have the Purchaser be a strategic investor and therefore desires to sell to the Purchaser, at par value, 105,000 shares of its common stock (the "Shares");

WHEREAS, the Purchaser wishes to become the Company's strategic investor as described in the previous recital and to purchase all of the Shares, at par value; and

WHEREAS, the parties to this Agreement have agreed to the sale and purchase of the Shares (the "Stock Purchase"), subject to the terms and conditions set forth below.

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

1.0 STOCK PURCHASE FOR CASH

1.1 Subject to the terms and conditions hereof, the Company shall sell the Shares to Purchaser at par value, which is $0.001 per share, for an aggregate price of $105.00 (the "Purchase Price").

1.2 In order to affect the Stock Purchase, the parties agree that the closing of the Stock Purchase shall take place within two (2) business days of execution of this Agreement, at which time the following actions shall take place:

(a) The Company shall cause stock certificates to be issued in the name of Purchaser, or his designees, representing the Shares (as such term is defined above); and

(b) The Purchaser shall deliver the Purchase Price to the Company, or the Company's attorney in trust, in the form of immediately available funds.

2.0 PURCHASER'S REPRESENTATIONS AND WARRANTIES

2.1 Purchaser acknowledges and agrees with, represents and warrants to, and covenants with, the Company with the intent that the Company will rely thereon in entering into this Agreement and in concluding the Stock Purchase contemplated herein that:

(a) Purchaser has the power, authority and/or capacity to enter into this Agreement and to carry out its terms;

(b) This Agreement, constitutes a legal, valid and binding obligation of Purchaser in accordance with its terms;

(c) The making of this Agreement, and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof, does not conflict with or result in the breach of or the acceleration of any indebtedness under, any terms, provisions or conditions of, or constitute default under any indenture, mortgage, deed of trust, agreement, lease, certificate, consent or other instrument to which Purchaser is a party or is bound or any judgment, decree, order, rule or regulation of any court or administrative body by which Purchaser is bound, or, of any statute or regulation applicable to Purchaser;

(d) Purchaser is acquiring the Shares as principal for his own account, not for the benefit of any other person and not with a view to the resale, distribution or other disposition of all or any of the Shares.

(e) Purchaser understands that an investment in the Company includes a high degree of risk, has such knowledge and experience in financial and business matters, investments, securities and private placements as to be capable of evaluating the merits and risks of its investment in the Shares, is in a financial position to hold the Shares for an indefinite period of time, and is able to bear the economic risk of, and withstand a complete loss of such investment in the Shares;

(f) If required by applicable securities laws or order of a securities regulatory authority, stock exchange or other regulatory authority, it will execute, deliver, file and otherwise assist the Company and/or the Company in filing such reports, undertakings and other documents with respect to the issuance of the Shares;

(g) It has had the opportunity to review this Agreement, and the transactions contemplated by this Agreement, and fully understands the same;

(h) It is responsible for obtaining such legal, including tax, advice as it considers necessary or appropriate in connection with the execution, delivery and performance by it of this Agreement, and the transactions contemplated herein; and

(i) It is solely responsible for its own due diligence investigation of the Company and its business, for its own analysis of the merits and risks of its investment in the Shares made pursuant to this Agreement and for its own analysis of the terms of its investment.

3.0 COMPANY'S REPRESENTATIONS AND WARRANTIES

3.1 The Company hereby represents and warrants to Purchaser with the intent that Purchaser will rely thereon in entering into this Agreement and in concluding the Stock Purchase contemplated herein that:

(a) The Company has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions set forth herein and such Agreement has been duly authorized by the Company;

(b) This Agreement constitutes a legal, valid and binding obligation of the Company in accordance with its terms;

(c) The making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof, does not conflict with or result in the breach of or the acceleration of any indebtedness under, any terms, provisions or conditions of, or constitute default under any indenture, mortgage, deed of trust, agreement, lease, certificate, consent, or other instrument to which the Company is a party or is bound or any judgment, decree, order, rule, or regulation of any court of administrative body by which Company is bound, or, to the knowledge of any statute or regulation applicable to Company;

(d) Upon completion of the Stock Purchase and release of the Shares pursuant hereto, Purchaser shall be the beneficial and registered holder of the Shares, as fully paid and non-assessable, free and clear of all liens, charges and encumbrances and other restrictions on transfer, save and except those which may be imposed by regulatory authorities or under applicable securities law;

(e) All consents, approvals or authorizations of, or registrations, filings or declarations with, any governmental authority or any other person, if any, required in connection with the execution, delivery and performance by the Company of this Agreement or the transactions contemplated hereby have been obtained by the Company and will be in full force and effect;

(f) The Company believes in good faith that it is not, nor has ever been, an issuer of the type described in Rule 144(i)(1) under the Securities Act; and

(g) Based in part on the representation made by the Purchaser in this Agreement, the sale of the Shares is exempt from the registration requirements of the Securities Act of 1933, as amended.

4.0 MISCELLANEOUS

4.1 Time is of the essence in this Agreement.

4.2 The covenants, representations and warranties of each party contained herein shall survive the Closing. Each party may rely on such covenants, representations and warranties irrespective of any investigation made, or notice or knowledge held by, it or any other person. All statements contained in any certificate or other instrument delivered by either party in connection with the Closing pursuant to this Agreement shall constitute representations and warranties by such party under this Agreement.

4.3 Each party shall indemnify, defend and hold harmless the other party, its managers, partners, directors, officers, members, employees, attorneys, accountants, agents and representatives and their heirs, successors and assigns from and against all liabilities, losses, and damages, together with all reasonable costs and expenses related thereto (including, without limitation, legal and accounting fees and expenses) based upon or arising out of (a) any inaccuracy or breach of any representation and warranty of such party herein, and (b) any breach of any covenant and agreement of such party herein.

4.4 The parties will execute and deliver such further documents and instruments and do all such acts and things as may be reasonably necessary or requisite to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

4.5 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

4.6 All references herein, to dollar amounts shall be deemed to be references to US dollars, unless specifically stated otherwise.

4.7 The parties agree that the transactions contemplated herein shall be characterized as a contribution to the capital of the Company by the Purchaser in an amount equal to the Purchase Price in exchange for the Shares for United States federal, state and local income tax purposes. The parties further agree to file all United Stated federal, state and local income tax returns in a manner consistent with the previous sentence.

4.8 This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles.

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

QUANTUM INFORMATION, INC.,
a Nevada corporation

By: ____________________
Name: Matt Szot
Title: CFO

CSL ENERGY MASTER FUND, L.P., a
Cayman Islands limited partnership

By: ____________________
Name: Charles S. Leykum
Title: Managing Member